Exhibit 99.1

News	News	News	News	News	News

March 14, 2005

First Financial Bancorp Announces New Strategic Plan

HAMILTON, Ohio – First Financial Bancorp (Nasdaq: FFBC) president and chief executive officer, Claude E. Davis, today announced details of the company’s new strategic plan.

“Our company has many strengths and a firm foundation on which to build a promising future. I am excited to announce a new strategic plan to capitalize on our strengths, expand our business, and improve our profitability,” said Davis.

The new strategic plan is referenced in First Financial Bancorp’s 2004 annual report to shareholders that is being posted today on the company’s web site and filed with the U.S. Securities and Exchange Commission. Today’s press release includes all of the elements of the strategic plan that are included in the annual report, along with additional details.

Strengths To Build On

First Financial Bancorp has had a long and successful history. The strengths that have enabled that success are outlined below and will be the foundation for further improvement and growth of the company:

•	Outstanding People – Across our lines of business, we employ many people with extensive experience, strong commitment, and the desire to be part of a successful organization.

•	Excellent Market Position in Current Markets – The bank is in good markets that offer growth opportunities for improving revenue. In several markets, First Financial currently maintains a “top-three” market share position.

•	Strong Balance Sheet – First Financial is positioned to grow its assets and pay a good dividend to shareholders because of its strong balance sheet and capital position with an average equity-to-assets ratio of 9.40 percent and a risk-based capital level of 14.48 percent.

•	Good Credit Quality – First Financial can now focus more aggressively on growing loans because credit quality is stable and improving.

•	Strong Fee-Income Base – The bank’s investment management, trust, brokerage, insurance, and merchant processing businesses are strong contributors to fee income and were responsible for $23 million in total revenue in 2004.

•	Enterprise-Wide Risk-Management Structure – Risk management at First Financial aligns strategy, processes, people, and technologies to drive growth and profitability and create shareholder value.

Organizational Goals

Execution of the new strategic plan is expected to produce exciting results for First Financial Bancorp. The plan includes the following organizational goals:

•	Top-quartile performance for all stakeholders of the company over the long term

•	Sustained and consistent excellence through a core community banking model

•	Commitment to growth

•	Effective management of all risks

A New Organizational Structure

A major element of the new plan for First Financial Bancorp is to form one banking company with multiple lines of business that are dedicated to continued relationship development with clients. By moving to one bank charter, First Financial expects to gain simplicity of process, greater efficiency, more fluid management of funding and capital in its markets, and a sharper focus on sales growth and client service.

Upon regulatory approval, First Financial’s regional banks will begin operating as “One Company” under one charter with five business units. Here is a breakdown of how the company will look in the future:

•	Three of the units will be the current regional banks “doing-business-as” First Financial Bank, Community First Bank, and Sand Ridge Bank.

•	A wealth-management line of business, First Financial Wealth Management, will be formed by combining investment management, trust, brokerage, and private banking to serve all bank markets.

•	The bank’s insurance line of business will change its name from Flagstone to First Financial Insurance on or about March 19, 2005.

•	Non-customer support functions will be consolidated and aligned to support the combined company. The current operations subsidiary, First Financial Bancorp Service Corp., will no longer operate as a separate company after the consolidation that is expected in the third quarter.

Business and Competitive Strategy

Under the new strategic plan, the bank will serve communities with the local service and decision making of a community bank while providing the products, services, and support processes that are typical of a larger, more sophisticated financial institution.

First Financial Bancorp plans to leverage the strength of associates to execute a “people-led” strategy. Associates will use their expertise in understanding the needs and dreams of their clients to provide the right product and service solutions.

To solidify its commitment to exceptional service, First Financial will adopt a local-market focus in managing client relationships as decision making is placed as close to clients as appropriate. Every distinct market within the network of banks will be managed by a local market president.

Targeted clients will be owner-operated businesses and commercial real-estate investors in the commercial business, high-net-worth clients in the investment management business, and individual consumers who value First Financial’s personalized approach in the retail banking business.

To sustain product, delivery, and exceptional service commitments, First Financial will develop efficient and effective support services that use “best in class” processes and technology.

Executing Plans for Growth

In order to make an immediate improvement in profitability, First Financial intends to do more than change its organizational structure and get expenses in line. The following are some of the specific growth strategies the bank intends to pursue:

•	Aggressive Sales Culture. Re-energize associates in sales positions and recruit new sales staff with proven track records. Sales teams will have all the necessary products, tools, and training to ensure success.

•	Commercial and Small Business Development. To accelerate growth in this segment of its business, the bank intends to recruit business development specialists who can gather both loans and deposits within expanded product lines.

•	Retail Banking. Because consumer deposit balances are the core of its business, the bank will continue branch expansion in and near current banking markets. Evaluation and upgrades for some branch facilities and attention to more effective retail merchandising will also be a focus.

•	Wealth Management. With $2.5 billion under management in the bank’s investment management group and a strong and growing private banking unit, the bank will aggressively pursue growth opportunities in this line of business. The focus of growth will be in adding sales associates to expand its business in existing markets and in the metropolitan areas near current offices.

•	Insurance. For the bank, this line of business is an excellent source of non-equity-intensive fee income with an operating profit margin of 31 percent in 2004. The bank will continue to grow by pursuing strategic acquisitions of agencies that are commercially focused and have owner-operators who would plan to continue working with the bank.

•	Metropolitan Market Branching. First Financial’s current markets surround several dynamic metropolitan markets where the bank may pursue growth opportunities with targeted clients and targeted services.

•	Bank Acquisition. In the future, the bank will consider strategic acquisitions that provide good market fill-in or allow the bank to enter new markets that are deemed attractive.

Management Team

First Financial is also planning several management changes as a part of the implementation of the strategic plan. The changes will be effective on April 1, 2005.

In addition to his role as president and chief executive officer of First Financial Bancorp and chairman of First Financial Bank, Claude Davis will also become president and chief executive officer of First Financial Bank.

C. Douglas Lefferson will be promoted to chief operating officer and executive vice president of First Financial Bancorp and First Financial Bank.

J. Franklin Hall, currently the controller of First Financial Bancorp, will be promoted to chief financial officer of First Financial Bancorp and First Financial Bank.

Serving under Davis, the company’s five business unit presidents will be:

•	Mark W. Immelt, currently president and chief executive officer of First Financial Bank, will become the president of First Financial Wealth Management. Mark is an attorney and has over 30 years of experience in banking, trust and investment management. He has held management positions in the investment management, trust and private banking areas for First Financial and previously Key Bank.

•	Samuel J. Munafo, currently president and chief executive officer of Community First Bank & Trust, will be president of First Financial Bank.

•	John C. Hoying will be promoted from executive vice president to president of Community First Bank.

•	David S. Harvey will remain as president of Sand Ridge Bank.

•	Mark A. Willis will remain as president of First Financial Insurance.

Financial Plan

In 2004, First Financial Bancorp achieved improvement in several areas of financial performance. To achieve further improvement, the bank will:

•	Create growth in revenue that is reflective of the opportunities that exist in its markets and renew its focus on expanding the sales force in existing and new markets.

•	Improve overall efficiency. First Financial Bancorp’s efficiency ratio of nearly 66 percent needs to be reduced significantly through a combination of reduced costs and an increase in revenue.

•	Evaluate its office network and determine which markets are good for the company long term and manage these banks to maximize returns. The company announced on March 3, 2005, that it had reached a definitive agreement to sell its Fidelity Federal Savings Bank affiliate for $20 million in cash for an estimated $8 to $9 million pre-tax gain. This decision was part of the company’s program to evaluate markets that best fit the long-term strategy.

Through the consolidation of non-client support functions, the evaluation of the company’s office network, and the assessment of all other expenses of the company, First Financial expects significant cost reductions throughout 2005 that will result in restructuring charges. Davis said, “As the implementation of the strategic plan progresses, we will develop estimates of our cost savings and the related restructuring charges. As we complete our projections, we will make further announcements.”

The successful implementation of these improvement efforts should produce financial returns in the near term that are more in line with peer banks, and over the long term should produce a superior return for shareholders.

Capital Management

The primary focus of the company’s planning efforts has been on business operations. The board of directors will continue to evaluate the capital position of the company as the strategic plan is implemented. Maintaining adequate capital to support the operations and growth of the business is a fundamental goal of the company’s plans.

A source of strength for First Financial is its capital position. With an average equity to assets ratio of 9.40 percent and a risk-based capital level of 14.48 percent at year-end 2004 — both above peer averages – First Financial has the flexibility to support its planned growth and also continue its past practice of a strong and increasing dividend level. In fact, on February 22, 2005, First Financial Bancorp’s board of directors declared a 16-cent per share dividend, the first increase since April of 2001.

As part of previously approved stock buyback programs in 2000 and 2003, First Financial plans to continue an active program to repurchase shares. As of December 31, 2004, the number of shares that may yet be repurchased under the plans is 8,289,105. As of that date, 1,462,110 shares have been repurchased under these plans. Management’s current plan is to accelerate the rate of repurchase to between 750,000 and 1,000,000 shares during 2005.

Timeline

The new strategic plan calls for First Financial to make a decision on the type of bank charter it will pursue for the consolidation by the end of the first quarter of 2005 and convert to one charter late in 2005. The implementation of the new market-management approach is scheduled for June 1, 2005. The process of non-client support area consolidations will begin on April 1, 2005, and continue throughout the year.

Conference Call and Webcast

On March 16, 2005, First Financial Bancorp will host a conference call with stock analysts that will be webcast live at 8:00 a.m. EST. The presenters will be Claude E. Davis, president and chief executive officer, and C. Douglas Lefferson, executive vice president and chief financial officer. Interested parties may listen to the conference call by telephoning 1-877-407-8031 (no passcode needed) or by logging on to the company’s website (http://ffbc-oh.com) for a live audio webcast of the call, clicking on the Investor Information section, and choosing the category of News. Listeners should allow an extra five minutes to be connected to the call or webcast.

The event will also be archived on the company’s website for one year. Anyone who wishes to hear a replay of the event by telephone may dial 1-877-660-6853, account# 286, conference ID# 143178 between noon EST on March 16, 2005, and 11:59 p.m. on March 23, 2005.

A $3.9 billion publicly owned bank holding company with over 4,000 shareholders, First Financial Bancorp currently operates 5 banking affiliates with a total of 107 retail banking centers in Ohio, Michigan, Kentucky, and Indiana, as well as an investment-advisor affiliate and an operations affiliate. Insurance services are offered through Flagstone Insurance and Financial Services.

This release should be read in conjunction with the consolidated financial statements, notes, and tables attached and in the First Financial Bancorp Annual Report on Form 10-K for the year ended December 31, 2004. Management’s analysis may contain forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risk and uncertainties that may cause actual results to differ materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to, the strength of the local economies in which operations are conducted, the effects of and changes in policies and laws of regulatory agencies, inflation, and interest rates. For further discussion of certain factors that may cause such forward-looking statements to differ materially from actual results, refer to the 2004 Form 10-K.

First Financial Bancorp
P.O. Box 476
Hamilton, OH 45012
Analyst Contact: C. Douglas Lefferson
513-867-4993
doug.lefferson@ffbc-oh.com
Media Contact: Cheryl R. Lipp
513-867-4929
cheryl.lipp@comfirst.com

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